SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 24, 2008

SouthCrest Financial Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-51287	58-2256460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Glynn Street, Suite B, Fayetteville, GA	30214
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(770) 461-2781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In connection with the recent action taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), SouthCrest Financial Group, Inc. (the Company) announced today that it will record, for the third quarter, an other-than-temporary impairment and take a non-cash charge to earnings for its investments in perpetual preferred securities issued by Fannie Mae. The Company’s perpetual preferred investments in Fannie Mae are included in securities available for sale at a cost of $640,000. These investment securities currently trade at five to ten percent of par value. The amount of the charge to earnings will not be known until a final determination is made in connection with the preparation of the Company’s financial statements for the third quarter Form 10-Q.  The Company does not hold any common or any other equity securities issued by Fannie Mae or Freddie Mac.

The Company’s management has evaluated the capital condition of both the Company and its subsidiary banks, and has concluded that all would remain “well capitalized” under any valuation scenario involving the Fannie Mae perpetual preferred stock investment securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHCREST FINANCIAL GROUP, INC.

Dated:	September 24, 2008	By:	/s/ Douglas J. Hertha
Douglas J. Hertha
Senior Vice President, Chief Financial Officer